FIRST COMMONWEALTH FINANCIAL CORPORATION

Exhibit 3.0 - BY-LAWS OF FIRST COMMONWEALTH FINANCIAL CORPORATION

                             BY-LAWS
                               OF
            FIRST COMMONWEALTH FINANCIAL CORPORATION

                            ARTICLE I

                       CORPORATION OFFICE

     SECTION 1.1 The Corporation shall have and continuously maintain in Pennsylvania a registered office which may, but need not, be the same as its place of business and at an address to be designated from time to time by the Board of Directors.

     SECTION 1.2 The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.

                            ARTICLE 2

                      SHAREHOLDER MEETINGS

     SECTION 2.1 All meetings of the Shareholders shall be held at such time and place as may be fixed from time to time by the Board of Directors.

     SECTION 2.2 The annual meeting of the Shareholders for the election of Directors and the transaction of whatever other business may properly come before the meeting shall be held within one hundred twenty (120) days after the close of the fiscal year of the Corporation at such time and place as shall be designated by the Board of Directors.

     SECTION 2.3 Special meetings of the Shareholders may be called at any time, for the purpose or purposes set forth in the call, by a majority of the Board of Directors.

     SECTION 2.4 Written notice of all meetings other than adjourned meetings of Shareholders, stating the place, date and hour, and in the case of special meetings of Shareholders, the purpose thereof, shall be served upon, or mailed, postage prepaid at least five days before such meeting, unless a greater period of notice is required by statute or by these By-laws, to each Shareholder entitled to vote thereat at such address as appears on the transfer books of the Corporation.

     SECTION 2.5 The proposal of business to be considered by the Shareholders at an annual meeting of Shareholders must be (a) specified in the notice of meeting ( or any supplement thereto) given by or at the direction of the Board of Directors (including by a Committee appointed by the Board of Directors), (b) otherwise properly brought before the

FIRST COMMONWEALTH FINANCIAL CORPORATION

Exhibit 3.0 - BY-LAWS OF FIRST COMMONWEALTH FINANCIAL CORPORATION

meeting by or at the direction of the Board of Directors (including by a Committee appointed by the Board of Directors), or (c) otherwise properly brought before the meeting by a Shareholder of the Corporation who was a Shareholder of record at the time of giving of notice provided for in this Section 2.5, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2.5.

For business to be properly brought before an annual meeting by a Shareholder pursuant to this Section 2.5, the Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must be a proper matter for Shareholder action. To be timely, a Shareholder's written notice of such business shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the preceding year's proxy statement; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the first anniversary of the preceding year's annual meeting, notice by the Shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 75th day prior to such annual meeting or the day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such Shareholder's notice shall set forth (a) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder and the beneficial owner, if any, on whose behalf the proposal is made;
(b) a representation that the Shareholder intends to appear in person or by proxy at the meeting to raise the proposal specified in the notice; and (c) as to the Shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such Shareholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such Shareholder and such beneficial owner.

Only such business shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.

Only   such   business  shall  be  conducted  at  a  meeting   of
Shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.5. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.5 and, if any proposed business is not in compliance with this Section 2.5, to declare that such defective proposal or nomination shall be disregarded.

FIRST COMMONWEALTH FINANCIAL CORPORATION

Exhibit 3.0 - BY-LAWS OF FIRST COMMONWEALTH FINANCIAL CORPORATION

For purposes of this Section 2.5, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Notwithstanding the foregoing provisions of this Section 2.5, a Shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.5. Nothing in this Section 2.5 shall be deemed to affect any rights of (i)
Shareholders   to   request  inclusion  of   proposals   in   the
Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) the holders of any series of Preferred Stock to elect Directors under specified circumstances.

                            ARTICLE 3

                     QUORUM OF SHAREHOLDERS

     SECTION 3.1 A Shareholders' meeting shall not be organized for the transaction of business unless a quorum is present. At any meeting, the presence in person or by proxy of Shareholders entitled to cast at least a majority of the votes that all Shareholders are entitled to cast on the particular matter to be acted upon at the meeting shall be necessary and sufficient to organize a meeting for the purpose of considering such matter. Notwithstanding the withdrawal of enough Shareholders to leave less than the number of votes required by the preceding sentence, the Shareholders who continue to be present at a duly organized meeting shall constitute a quorum in order to continue to do business until adjournment. If a meeting cannot be organized because a quorum has not attended, those present and entitled to vote may by majority vote adjourn the meeting to such time and place as they may determine, and it shall not be necessary to give notice of such adjourned meeting or the business to be transacted at the meeting to any Shareholder other than by announcement at the meeting at which such adjournment is taken, unless the Board of Directors fixes a new record date for the adjourned meeting.

                            ARTICLE 4

                          VOTING RIGHTS

     SECTION 4.1 Except as may be otherwise provided by statute or by the Articles of Incorporation, at every Shareholders meeting, every Shareholder entitled to vote thereat shall have the right to one vote for every share having voting power standing in his or her name on the books of the Corporation on the record date fixed for the meeting.

FIRST COMMONWEALTH FINANCIAL CORPORATION

Exhibit 3.0 - BY-LAWS OF FIRST COMMONWEALTH FINANCIAL CORPORATION

     SECTION 4.2 The voting at all meetings of Shareholders may be by voice; but any qualified voter may demand a stock vote, whereupon (i) with respect to any matter specifically set forth in the notice of meeting, such stock vote shall be taken by ballot and (ii) in the case of any other vote, such stock vote may be taken by ballot, by show of hands, or any other manner selected by the presiding officer. When a stock vote is taken, all questions shall be decided by a vote of the Shareholders present in person or by proxy entitled to cast at least a majority of the votes which all Shareholders present and voting (excluding abstentions) are entitled to cast on the particular matter, except (i) as otherwise specifically provided in these By-Laws, in the Articles of Incorporation, or by law, and (ii) that in the case of privileged, subsidiary or incidental motions or questions involving the convenience of the Shareholders present, the presiding officer may call for a per capita vote, either by voice or by show of hands. Where a proxy or proxies represent the holders of shares entitled to cast in the aggregate a sufficient number of votes to adopt a particular resolution, the vote of such proxy or proxies may, in the discretion of the presiding officer, constitute action by the Shareholders.

     SECTION 4.3 Upon demand made by a Shareholder entitled to vote at any election for directors before the voting begins, the election shall be by ballot.

     SECTION 4.4 The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the Shareholders entitled to vote at any meeting of Shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting for the purposes thereof.

                            ARTICLE 5

                             PROXIES

     SECTION 5.1 Every Shareholder entitled to vote at a meeting of Shareholders may authorize another person or persons to act for him or her by proxy. Every proxy shall be executed in writing by the Shareholder or his or her duly authorized attorney in fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. No unrevoked proxy shall be valid after 11 months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted after three years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker, unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

FIRST COMMONWEALTH FINANCIAL CORPORATION

Exhibit 3.0 - BY-LAWS OF FIRST COMMONWEALTH FINANCIAL CORPORATION

                            ARTICLE 6

                           RECORD DATE

     SECTION 6.1 The Board of Directors may fix a time, not more than 90 days prior to the date of any meeting of Shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made to go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case, only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares of the books of the Corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period, and in such case written or printed notice thereof shall be mailed at least ten days before the closing thereof to each Shareholder of record at the address appearing on the records of the Corporation or supplied by him or her to the Corporation for the purpose of notice. While the stock transfer books of the Corporation are closed, no transfer of shares shall be made thereon. If no record date is fixed by the Board of Directors for the determination of Shareholders entitled to receive notice of, and vote at, a shareholders meeting, transferees of shares which are transferred on the books of the Corporation within ten days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting.

                            ARTICLE 7

                       JUDGES OF ELECTION

     SECTION 7.1 In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, who need not be Shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the Chairman of any such meeting may, and on the request of any Shareholder or his or her proxy shall, make such appointment at the meeting. The number of judges shall be one or three. If appointed at a meeting on the request of one or more Shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed. No person who is a candidate for office shall act as a judge. The judges of election shall do all such acts as may be proper to conduct the election or vote, and such other duties as may be prescribed by statute, with fairness to all shareholders, and if requested by the Chairman of the meeting or any Shareholder or his proxy, shall make

FIRST COMMONWEALTH FINANCIAL CORPORATION

Exhibit 3.0 - BY-LAWS OF FIRST COMMONWEALTH FINANCIAL CORPORATION

a  written report of any matter determined by them and execute  a certificate of any fact
found  by  them.   If  there are three judges  of  election,  the
decisions, act or certificate of a majority shall be the decision, act or certificate of all.

                                ARTICLE 8

           CONSENT OF SHAREHOLDERS IN LIEU OF MEETING

     SECTION 8.1 Any action required to be taken at a meeting of the Shareholders, or of a class of Shareholders, may be taken without a meeting, if a consent or consents in writing setting forth the action so taken shall be signed by all of the Shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the Corporation.

                            ARTICLE 9

                            DIRECTORS

     SECTION 9.1 Nominations of persons for election to the Board of Directors of the Corporation shall exclusively be made by the Board (or a committee thereof appointed by the Board, including a Nominating Committee), which will consider nominations properly made by Shareholders entitled to vote in the election of the Directors to be elected in accordance with the procedures described below. A Shareholder must give written notification of any nomination made by him not less than 120 days in advance of the anniversary of the date the Corporation's proxy statement was released to its Shareholders in connection with the previous year's annual meeting of Shareholders called for the election of Directors. Such notification shall contain the following information to the extent known by the notifying Shareholder;

     (a)      The name and address of each proposed nominee;
     (b)  The age of each proposed nominee;
     (c)      The principal occupation of each proposed nominee;
     (d) The number of shares of the Corporation owned by each proposed nominee;
     (e) The total number of shares that to the knowledge of the notifying Shareholder will be voted for each proposed nominee;
     (f)   The  name  and  residence  address  of  the  notifying
Shareholder;
     (g) The number of shares of the Corporation owned by the notifying
               Shareholder;
     (h) A description of all arrangements or understanding between the Shareholder and  each  nominee  and  any other  person  or  persons
(naming such person
           or persons) pursuant to which the nomination or nominations are to be made by the Shareholder;

FIRST COMMONWEALTH FINANCIAL CORPORATION

Exhibit 3.0 - BY-LAWS OF FIRST COMMONWEALTH FINANCIAL CORPORATION

     (i)   Such other information regarding each nominee proposed
by such
               Shareholder as would be required to be included in
a proxy statement filed
          pursuant  to  the  proxy rules of  the  Securities  and
Exchange Commission,
          had  the  nominee  been  nominated  by  the  Board   of
Directors; and
     (j) The written consent of each nominee, signed by such nominee, to serve as a director of the Corporation if so elected.

     SECTION 9.2 The number of directors that shall constitute the whole Board of Directors shall be not less than three nor more than twenty-five. Every effort will be made by the Board to keep its membership at fifteen or less. The Board of Directors shall be classified into three classes, each class to be elected for a term of three years. The terms of the respective classes shall expire in successive years. Within the foregoing limits, the Board of Directors may from time to time fix the number of Directors and their respective classifications. The Directors shall be natural persons of full age and residents of Pennsylvania. This residency requirement does not apply to persons who were Directors December 31, 2000 and had moved their residence prior to that date. To be elected after December 31, 2001, a Director must maintain direct or beneficial ownership of at least 15,000 shares of common stock in the Corporation. Also, Directors elected after December 31, 2001 who have never served as Directors before December 31, 2001 are not to stand for re-election when age 70 or over.

     SECTION 9.3 The Board of Directors may declare vacant the office of a Director if he or she is declared of unsound mind by an order of court or convicted of a felony or for any other proper cause or if, within ninety days after notice of election, he or she does not accept such office either in writing or by attending a meeting of the Board of Directors.

     SECTION 9.4 Each member of the Board shall serve on at least one Board Committee. Being absent without acceptable excuse, as determined by the Board, from two successive Board or two successive Committee meetings shall be grounds for removal from the Board.

                           ARTICLE 10

                VACANCIES ON BOARDS OF DIRECTORS

     SECTION 10.1 Vacancies on the Board of Directors, including vacancies resulting from an increase in the number of Directors, shall be filled by a majority vote of the remaining members of the Board of Directors, though less than a quorum, and each person so appointed shall be a Director until the expiration of the term of office of the class of Directors to which he or she was appointed.

FIRST COMMONWEALTH FINANCIAL CORPORATION

Exhibit 3.0 - BY-LAWS OF FIRST COMMONWEALTH FINANCIAL CORPORATION

                           ARTICLE 11

                  POWERS OF BOARD OF DIRECTORS

      SECTION 11.1 The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-laws directed or required to be exercised and done by the Shareholders.

     SECTION 11.2 The President, with concurrence of the Board of Directors, shall have the power to appoint an Executive Committee, a Governance Committee, an Executive Compensation Committee, an Audit Committee, and such other Committees as may be deemed necessary by the Board of Directors for the efficient operation of the Corporation.

     SECTION 11.3 The Executive Committee shall consist of the Chairman of the Board, if any, the President and not less than two other Directors. The Executive Committee shall meet at such time as may be fixed by the Board of Directors or upon call of the Chairman of the Board or the President. A majority of members of the Executive Committee shall constitute a quorum. The Executive Committee shall have and exercise the authority of the Board of Directors in the intervals between the meetings of the Board of Directors as far as may be permitted by law except that the Executive Committee may not call a special meeting of the Shareholders.

     SECTION 11.4 The Governance Committee shall consist of the Chairman of the Board, or, if there is none, the President and not less than three directors who do not hold salaried positions with the Corporation or its affiliates. The Governance Committee shall act as a nominating committee for elections to the Board, shall be responsible for measuring performance of executive officers and Board members, shall be responsible for recommending management succession plans, and such other duties as the Board may specify.

     SECTION 11.5 The Executive Compensation Committee shall consist of three non-employee directors. The Committee's goal is to maximize shareholder value by establishing an executive compensation program consisting of sufficient base compensation to positions and to supplement that basic compensation with incentive compensation that puts each executive officer at risk and that provides financial rewards only where the performance level of the Corporation justifies such rewards.

     SECTION 11.6 The Audit Committee will be comprised of at least three directors, all of whom will be independent of senior management and operating executives of the Holding Company and any of its subsidiaries and free from any relationships which in the business judgment of the Board of Directors interferes with the Audit Committee Members'

FIRST COMMONWEALTH FINANCIAL CORPORATION

Exhibit 3.0 - BY-LAWS OF FIRST COMMONWEALTH FINANCIAL CORPORATION

exercise of independence from management and the Holding Company. One of the members shall be elected chairperson of the Audit Committee by the Board of Directors. All members of the
Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. One committee member will also have "Accounting or Related Financial Management Expertise" as the Board of Directors interprets such qualifications in its best judgment. The Audit Committee's primary duties and responsibilities will be as follows:

        1. Recommend to the full Board the appointment of the outside auditor.

        2. Insure that an audit is conducted in compliance with statutory requirements for the Corporation and each affiliate;

        3. Review and approve the audit plan of the outside auditor;

        4. Review and approve the audit plan of the internal auditors for the Corporation and each affiliate;

        5. Evaluate the effectiveness of both the internal and external audit effort;

        6.   Review  and  reassess  the  adequacy  of  the  Audit
Committee's Charter on an annual basis.

     SECTION 11.7 No Committee shall have any power or authority as to the following: (i) the submission to Shareholders of any action for which the Business Corporation Law requires the approval of Shareholders, (ii) the creation or filing of vacancies in the Board, (iii) the adoption, amendment or repeal of a By-law, (iv) the amendment or repeal of any resolution of the Board that by its terms is amendable or repealable only by the Board, and (v) action on any matters committed by the By-laws or a resolution of the Board to another Committee.

     The Board may designate one or more Directors as alternate members of any Board Committee to replace any absent or disqualified member at any meeting of the Committee or for the purpose of any written action by the Committee. In the event of the absence or disqualification of a member and alternate member of a Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another Director to act at the meeting in the place of the absent or disqualified member.

     The members of each Committee of the Board shall serve at the pleasure of the Board.

FIRST COMMONWEALTH FINANCIAL CORPORATION

Exhibit 3.0 - BY-LAWS OF FIRST COMMONWEALTH FINANCIAL CORPORATION

     The Board of Directors may specify the requirements as to notice, quorum, votes necessary for action by a Committee, and other Committee procedures, or in the absence of Board action, each Committee may fix its own rules for such matters.

     Any action taken by any Committee shall be subject to alteration or revocation by the Board of Directors; provided, however, that third parties shall not be prejudiced by such alternation or revocation.

     The Board may appoint persons, whether or not they are Directors, to serve on a Committee formed for the purpose of conducting an investigation or providing advice, a report, or a recommendation to the Board, but such a Committee shall have no power or authority to take corporate action which the Business Corporation Law or the By-laws provide shall or may be taken only by the Board or a Committee of Directors.

                           ARTICLE 12

               MEETINGS OF THE BOARD OF DIRECTORS

     SECTION 12.1 An organization meeting may be held immediately following the annual Shareholders meeting without the necessity of notice to the Directors to constitute a legally convened meeting, or the Directors may meet at such time and place as may be fixed by either a notice or waiver of notice or consent signed by all of such Directors.

     SECTION 12.2 Regular meetings of the Board of Directors shall be held not less often than semi-annually at a time and place determined by the Board of Directors at the preceding meeting, One or more Directors may participate in any meeting of the Board of Directors, or of any Committee thereof, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another.

     SECTION 12.3 Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on one day's notice to each Director, either personally or by mail, telegram or telephone.

     SECTION 12.4 At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business, and the acts of a majority of the Directors present at a meeting in person or by conference telephone or similar communications equipment at which a quorum is present in person or by such communications equipment shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these By-
laws. If a quorum shall not be present in person or by communications equipment at any meeting of the Directors, the Directors present may adjourn the meeting from time to time,

FIRST COMMONWEALTH FINANCIAL CORPORATION

Exhibit 3.0 - BY-LAWS OF FIRST COMMONWEALTH FINANCIAL CORPORATION

without notice other than announcement at the meeting, until a quorum shall be present or as permitted herein.

                           ARTICLE 13

            INFORMAL ACTION BY THE BOARD OF DIRECTORS

     SECTION 13.1 If all the Directors shall severally or collectively consent in writing to any action to be taken by the Corporation, such action shall be as valid a corporate action as though it had been authorized at a meeting of the Board of Directors.

                           ARTICLE 14

                    COMPENSATION OF DIRECTORS

     SECTION 14.1 Directors, as such, may receive a stated fee for their services or a fixed sum and expenses for attendance at regular and special meetings, or any combination of the foregoing as may be determined from time to time by resolution of the Board of Directors, and nothing contained herein shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

                           ARTICLE 15

                            OFFICERS

     SECTION 15.1 The officers of the Corporation shall be elected by the Board of Directors at its organization meeting and shall be a President, a Secretary and a Treasurer. At its option, the Board of Directors may elect a Chairman of the Board. The Board of Directors may also elect one or more Vice Presidents and such other officers and appoint such agents as it shall deem necessary, who shall hold their offices for such terms, have such authority and perform such duties as may from time to time be prescribed by the Board of Directors. Any two or more offices may be held by the same person.

     SECTION 15.2 The compensation of all executive officers of the Corporation shall be fixed by the Board of Directors upon recommendation of the Executive Compensation Committee.

     SECTION 15.3 Any officer may be removed at any time by the Board of Directors with or without cause. The removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contract rights, except as provided in Article 22. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

FIRST COMMONWEALTH FINANCIAL CORPORATION

Exhibit 3.0 - BY-LAWS OF FIRST COMMONWEALTH FINANCIAL CORPORATION

                           ARTICLE 16

                    THE CHAIRMAN OF THE BOARD

     SECTION 16.1 The Chairman of the Board shall preside at all meetings of the Shareholders and Directors. He shall supervise the carrying out of the policies adopted or approved by the Board of Directors. He shall have general executive powers, as well as the specific powers conferred by these By-laws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

                           ARTICLE 17

                          THE PRESIDENT

     SECTION 17.1 The President shall be the Chief Executive Officer of the Corporation; shall have general and active management of the business of the Corporation; shall see that all orders and resolutions of the Board of Directors are put into effect, subject, however, to the right of the Board of Directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, or to any other officer or officers of the Corporation; shall execute bonds, mortgage and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. In the absence or incapacity of the Chairman of the Board, the President shall preside at meetings of the Shareholders and the Directors. If there is no Chairman of the Board, the President shall have and exercise all powers conferred by the By-Laws or otherwise on the Chairman of the Board. The President of the Corporation, or his or her designates, shall be a member of the Board of Directors of each subsidiary company of the Corporation.

                           ARTICLE 18

                       THE VICE PRESIDENT

     SECTION 18.1 The Vice President, or if more than one, the Vice Presidents in the order established by the Board of Directors shall, in the absence or incapacity of the President, exercise all the powers and perform the duties of the President. The Vice President, respectively, shall also have such other authority and perform such other duties as may be provided in these By-laws or as shall be determined by the Board of Directors or the President. Any Vice President may, in the discretion of the Board of Directors, be designated as "executive" "senior" or by departmental or functional classification.

FIRST COMMONWEALTH FINANCIAL CORPORATION

Exhibit 3.0 - BY-LAWS OF FIRST COMMONWEALTH FINANCIAL CORPORATION

                           ARTICLE 19

                          THE SECRETARY

     SECTION 19.1 The Secretary shall attend all meetings of the Board of Directors and of the Shareholders and keep accurate records thereof in one or more minute books kept for that purpose and shall perform the duties customarily performed by the secretary of a corporation and such other duties as may be assigned to him or her by the Board of Directors or the President.

                           ARTICLE 20

                          THE TREASURER

     SECTION 20.1 The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall perform such other duties as may be assigned to him or her by the Board of Directors or the President.

                           ARTICLE 21

                       ASSISTANT OFFICERS

     SECTION 21.1 Each assistant officer shall assist in the performance of the duties of the officer to whom he or she is assistant and shall perform such duties in the absence of the officer. He or she shall perform such additional duties as the Board of Directors, the President or the officer to whom he or she is assistant may from time to time assign him or her. Such officers may be given such functional titles as the Board of Directors shall from time to time determine.

                           ARTICLE 22

            INDEMNIFICATION OF OFFICERS AND DIRECTORS

     SECTION 22.1 Except as prohibited by law, every Director and officer of the Corporation shall be entitled as of right to be indemnified by the Corporation against expenses and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Corporation or otherwise, in which he or she may be involved in any manner, as a party, witness or otherwise, or is threatened to be made so involved, by reason of such person being or having been a Director or officer of the Corporation or a subsidiary of the Corporation or by reason of the fact that such person is or was serving at the request of the Corporation as a director, officer, employee,

FIRST COMMONWEALTH FINANCIAL CORPORATION

Exhibit 3.0 - BY-LAWS OF FIRST COMMONWEALTH FINANCIAL CORPORATION

fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as an "Action"); provided, that no such right of indemnification shall exist with respect to an Action initiated by an indemnitee (as hereinafter defined) against the Corporation (an "Indemnitee Action") other than an Action for indemnity or advancement of expenses as provided in Section 22.3. Persons who are not Director or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to another such entity at the request of the Corporation to the extent the Board of Directors at any time denominates such person as entitled to the benefits of this Section. As used in this
Section 22, "indemnitee" shall include each Director and officer of the Corporation and each other person denominated by the Board of Directors as entitled to the benefits of this Section 22; "expenses" shall include fees and expenses of counsel selected by an indemnitee; and "liability" shall include amounts of judgments, excise taxes, fines, penalties and amounts paid in settlement.

     SECTION 22.2 Every indemnitee shall be entitled as of right to have his or her expenses in defending any Action, or in initiating and pursuing any Indemnitee Action for indemnity or advancement of expenses under Section 22.3 of this Section 22, paid in advance by the Corporation prior to final disposition of such Action or Indemnitee Action, provided that the Corporation receives a written undertaking by or on behalf of the indemnitee to repay the amounts advanced if it should ultimately be determined that the indemnitee is not entitled to be indemnified for such expenses.

     SECTION  22.3   If  a written claim under  Section  22.1  or
Section 22.2 of this Section 22 is not paid in full by the Corporation within thirty days after such claim has been received by the Corporation, the indemnitee may at any time thereafter initiate an Indemnitee Action to recover the unpaid amount of the claim and, if successful in whole or in part, the indemnitee shall also be entitled to be paid the expense of prosecuting such Indemnitee Action. The only defense to an Indemnitee Action to recover a claim for indemnification under Section 22.1 of this
Section 22 shall be that the indemnitee's conduct was such that under Pennsylvania law the Corporation is prohibited from indemnifying the indemnitee for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel and its Shareholders) to have made a determination prior to the commencement of such Indemnitee Action that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its Shareholders) that the indemnitee's conduct was such that indemnification is prohibited by Pennsylvania law, shall be a defense to such Indemnitee Action or create a presumption that the indemnitee's conduct was such that indemnification is prohibited by Pennsylvania law. The only defense to an Indemnitee Action to recover a claim for advancement of expenses under Section 22.2 of this Section 22 shall be the indemnitee's failure to provide the undertaking required by Section 22.2 of this Section 22.

FIRST COMMONWEALTH FINANCIAL CORPORATION

Exhibit 3.0 - BY-LAWS OF FIRST COMMONWEALTH FINANCIAL CORPORATION

     SECTION 22.4 Notwithstanding Sections 22.1 22.2 and 22.3 of this Section 22, the Corporation shall not indemnify any indemnitee against liabilities incurred in an administrative proceeding or civil action (or portion thereof) instituted by an appropriate bank regulatory agency, which proceeding or action (or portion thereof) results in a final order or settlement pursuant to which such indemnitee:

     (i)  is assessed a civil money penalty,

     (ii)        is  removed  from  office  or  prohibited   from
participating in the conduct of the
          affairs of the Corporation, or

     (iii) is required to cease and desist from or take any affirmative action described in  Section 8(b) of the Federal Deposit Insurance  Act,
12 U.S.C. Section
          1818(b), with respect to the Corporation,

unless and except solely to the extent that such indemnification is not prohibited under any applicable federal banking law, regulation or order, including without limitation regulations of the Federal Deposit Insurance Corporation ("FDIC") under Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1828(k) (proposed at 12 C.F.R. Part 359).

The Corporation may, subject to the conditions and in accordance with the procedures hereinafter referred to, advance to an indemnitee expenses, including fees and expenses of counsel, incurred by the indemnitee in defending any proceeding or action (or portion thereof) seeking a final order referred to in the preceding sentence prior to the final disposition of such proceeding or action, subject to reimbursement by the indemnitee if the proceeding or action (or portion thereof) results in such a final order or settlement. Any such advance of expenses shall be made only in accordance with the procedures and subject to the conditions required by applicable federal banking laws and regulations, including without limitation regulations of the FDIC under Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1828(k) (proposed at 12 C.F.R. Part 359).

     SECTION 22.5 The Corporation may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any Action, whether or not the Corporation would have the power to indemnify such person against such liability or expense by law or under the provisions of this Section 22. The Corporation may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

     SECTION 22.6 The rights to indemnification and advancement of expenses provided for in this Section 22 shall (i) not be deemed exclusive of any other rights,

FIRST COMMONWEALTH FINANCIAL CORPORATION

Exhibit 3.0 - BY-LAWS OF FIRST COMMONWEALTH FINANCIAL CORPORATION whether now existing or hereafter created, to which any indemnitee may be entitled under any agreement, By-law, charter provision, vote of Shareholders or Directors or otherwise, (ii) be deemed to create contractual rights in favor of each indemnitee  who  serves the Corporation at any  time  while  this
Section 22 is in effect (and each such indemnitee shall be deemed to be so serving in reliance on the provisions of this Section) and (iii) continue as to each indemnitee who has ceased to have the status pursuant to which he or she was entitled or was denominated as entitled to indemnification under this Section 22 and shall inure to the benefit of the heirs and legal representatives of each indemnitee. Any amendment or repeal of this Section 22 or adoption of any other By-law or provision of the Articles of Incorporation which limits in any way the right to advancement of expenses provided for in this Section 22 shall operate prospectively only and shall not affect any action taken, or failure to act, by an indemnitee prior to the adoption of such amendment, repeal, By-law or other provision.

     SECTION 22.7 If an indemnitee is entitled under any provision of Section 22 to indemnification by the Corporation for some or a portion of the expenses or a liability paid or incurred by the indemnitee in the preparation, investigation, defense, appeal or settlement of any Action or Indemnitee Action but not, however, for the total amount thereof, the Corporation shall indemnify the indemnitee for the portion of such expenses or liability to which the indemnitee is entitled.

     SECTION 22.8 This Section 22 shall apply to every Action other than an Action filed prior to January 27, 1987, except that it shall not apply to the extent that Pennsylvania law does not permit its application to any breach of performance of duty or any failure of performance of duty by an indemnitee occurring prior to January 27, 1987.

                           ARTICLE 23

          PERSONAL LIABILITY OF DIRECTORS AND OFFICERS

     SECTION 23.1 An officer of the Corporation shall perform his or her duties as an officer in good faith, and in a manner he or she reasonably believes to be in the best interests of the Corporation, so long as his or her performance does not constitute self-dealing, willful misconduct or recklessness. A person who so performs his or her duties shall not be liable by reason of having been an officer of the Corporation. The provisions of this Section shall not apply to (i) the responsibility or liability of an officer pursuant to any criminal statute or (ii) the liability of an officer for the payment of taxes pursuant to Federal, State or local law.

     SECTION 23.2 The provisions of this Article 23 shall be deemed to be a contract with each Director and officer of the Corporation who serves as such at any time while this Article 23 is in effect, and each Director and officer shall be deemed to be so serving in

FIRST COMMONWEALTH FINANCIAL CORPORATION

Exhibit 3.0 - BY-LAWS OF FIRST COMMONWEALTH FINANCIAL CORPORATION

reliance on the provisions of this Article 23. Any amendment or repeal of this Article 23 or adoption of any By-law or provision of the Articles of Incorporation of the Corporation in the future which has the effect of increasing Director or officer liability shall operate prospectively only and shall not have any effect with respect to any action taken, or any failure to act, by a Director of officer prior thereto.

                           ARTICLE 24

              RESIGNATION OF DIRECTORS AND OFFICERS

     SECTION 24.1 Any Director may resign at any time by submitting his or her written resignation in person to the Chairman or the President, or in person or by any other means to the Secretary. The resignation shall become effective upon its receipt or at such subsequent time as shall be specified therein.

     SECTION  24.2   Any  officer may resign  at  any  time  upon
written notice to the President or the Secretary of the Corporation. The resignation shall be effective upon receipt thereof, or at such later time as specified in the notice of resignation.

                           ARTICLE 25

                       SHARE CERTIFICATES

     SECTION 25.1 The share certificates of the Corporation shall be numbered and registered in a share register as they are issued; shall bear the name of the registered holder, the number and class of shares represented thereby; the par value of each share or a statement that such shares are without par value, as the case may be; shall be signed by the President or Vice President and the Secretary or the Treasurer or any other person property authorized by the Board of Directors, and shall bear the corporate seal, which seal may be a facsimile engraved or printed. Where the certificate is signed by the transfer agent or registrar, the signature of any corporate officer on such certificate may be a facsimile engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue.

                           ARTICLE 26

                       TRANSFER OF SHARES

     SECTION 26.1 Upon surrender to the transfer agent of the Corporation of a share certificate duly endorsed by the person named in the certificate or by attorney duly

FIRST COMMONWEALTH FINANCIAL CORPORATION

Exhibit 3.0 - BY-LAWS OF FIRST COMMONWEALTH FINANCIAL CORPORATION

appointed in writing and accompanied where necessary by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate cancelled and the transfer recorded upon the share register of the Corporation. No transfer shall be made if it would be inconsistent with the provisions of the Pennsylvania Uniform Commercial Code.

                           ARTICLE 27

                        LOST CERTIFICATES

     SECTION 27.1 Where a Shareholder of the Corporation alleges the loss, theft or destruction of one or more certificates for shares of the Corporation and requests the issuance of a substitute certificate therefor, the Board of Directors, or its designee, may direct a new certificate of the same tenor and for the same number of shares to be issued to such person upon such person's making of an affidavit in form satisfactory to the Board of Directors setting forth the fact in connection therewith, provided that prior to the receipt of such request the Corporation shall not have either registered a transfer of such certificate or received notice that such certificate has been acquired by a bona fide purchaser. When authorizing such issue of a new certificate the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her heirs or legal representatives, as the case may be, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form and sum and with surety or the Board of Directors, as indemnity for any liability or expense which it may incur by reason of the original certificate remaining outstanding.

                           ARTICLE 28

                            DIVIDENDS

     SECTION 28.1 The Board of Directors may, from time to time, at any duly convened regular or special meeting or by the unanimous consent in writing, declare and pay dividends upon the outstanding shares of the capital stock of the Corporation in cash, property or shares of the Corporation, as long as any dividend shall not be in violation of law or the Articles of Incorporation.

     SECTION 28.2 Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board of Directors shall believe to be for the best interests of the Corporation, and the Board of Directors may reduce or abolish any such reserve in the manner in which it was created.

FIRST COMMONWEALTH FINANCIAL CORPORATION

Exhibit 3.0 - BY-LAWS OF FIRST COMMONWEALTH FINANCIAL CORPORATION

                           ARTICLE 29

                 FINANCIAL REPORT TO SHAREHOLDER

     SECTION 29.1 The President and the Board of Directors shall present at each annual meeting of the Shareholders a full and complete statement of the business and affairs of the Corporation for the preceding year.

                           ARTICLE 30

                           INSTRUMENTS

     SECTION 30.1 All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the President or the Board of Directors may from time to time designate.

     SECTION 30.2 All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments and documents may be signed, executed, acknowledged, verified, delivered or accepted, including those in connection with the fiduciary powers of the Corporation, on behalf of the Corporation by the President or other persons as may be designated by him or her.

                           ARTICLE 31

                           FISCAL YEAR

     SECTION 31.1 The fiscal year of the Corporation shall be the calendar year.

                           ARTICLE 32

                              SEAL

     SECTION 32.1 The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Pennsylvania". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

FIRST COMMONWEALTH FINANCIAL CORPORATION

Exhibit 3.0 - BY-LAWS OF FIRST COMMONWEALTH FINANCIAL CORPORATION

                           ARTICLE 33

                   NOTICES AND WAIVERS THEREOF

     SECTION 33.1 Whenever, under the provisions of applicable law or of the Articles of Incorporation or these By-laws, written notice is required to be given to any person, it may be given to such person either personally or by sending a copy thereof through the mail, charges prepaid, to his or her address appearing on the books of the Corporation or supplied by him or her to the Corporation for the purpose of notice. It shall be deemed to have been given to the person entitled thereto when deposited in the United States mail. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of Shareholders, the general nature of the business to be transacted.

     SECTION 33.2 Any written notice required to be given to any person may be waived in writing signed by the person entitled to such notice whether before or after the time stated therein. Attendance of any person entitled to notice, whether in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where any person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. Where written notice is required of any meeting, the waiver thereof must specify the purpose only if it is for a special meeting of Shareholders.

                           ARTICLE 34

                           AMENDMENTS

     SECTION 34.1 These By-laws may be altered, amended or repealed by the affirmative vote of the holders of eighty percent of the outstanding shares of Common Stock at any regular or special meeting duly convened after notice to the Shareholders of that purpose, or by a majority vote of the members of the Board of Directors at any regular or special meeting thereof duly convened after notice to the Directors of that purpose, subject always to the power of the Shareholders to change such action of the Board of Directors by the affirmative vote of the holders of eighty percent of the outstanding shares of Common Stock.